Exhibit 99.1

FOR IMMEDIATE RELEASE

SUNOPTA ANNOUNCES THIRD QUARTER 2013 RESULTS

Record Third Quarter and Year-to-Date Revenues

Toronto, November 5, 2013 - SunOpta Inc. (“SunOpta” or “the Company”) (NASDAQ:STKL) (TSX:SOY), a leading global company focused on natural, organic and specialty foods, today announced financial results for the third quarter and first nine months ended September 28, 2013. All amounts are expressed in U.S. dollars and results are reported in accordance with U.S. GAAP, except where specifically noted.

Third Quarter 2013 Highlights

  Record third quarter revenues of $302.7 million, an increase of 8.4%
  Operating income1 of $9.8 million, or 3.2% of revenues
  EBITDA1 of $15.3 million, or 5.1% of revenues
  Adjusted earnings from continuing operations1 of $4.8 million, or $0.07 per diluted common share
  GAAP earnings per diluted common share from continuing operations of $0.04 or $2.9 million, after accounting for non-cash impairment charges associated with a non-core investment in Opta Minerals Inc.

Year-to-date 2013 Highlights

  Record year-to-date revenues of $896.7 million, an increase of 9.2%
  Operating income1 of $33.8 million, or 3.8% of revenues
  EBITDA1 of $50.2 million, or 5.6% of revenues
  Adjusted earnings from continuing operations1 of $17.1 million, or $0.25 per diluted common share
  GAAP loss per common share from continuing operations of $0.10 or $6.9 million, after accounting for non-cash impairment charges associated with non-core investments in Opta Minerals Inc. and Mascoma Corporation

  (all comparisons above are to the third quarter and first nine months of 2012)

“Our record revenues for the quarter and year-to-date periods demonstrate our ability to realize continued momentum in our core natural and organic foods business. We believe that interest in healthy eating is a key long term global trend and we are well positioned to capitalize on future industry growth,” commented Steve Bromley, Chief Executive Officer. “There was strong growth in our value added product offerings during the quarter, and with a number of our expansion projects now coming on line, we look forward to realizing the benefits of these expansions. Our margins in the quarter were negatively impacted by costs related to the start-up and commissioning of our specialty cocoa processing facility in the Netherlands and consumer product facility expansions, combined with continued processing challenges in our sunflower operations as well as the cyclical weakness in the steel and infrastructure segments within our non-core holding, Opta Minerals. We continue to explore strategic options for this non-core holding in support of our strategy of becoming a pure-play natural and organic foods company. Looking forward, our internal re-structuring and expansion efforts are progressing well, and while we expect costs associated with these efforts to continue for the next two quarters, we are confident that our re-structured food operations will allow us to simplify our operations, better serve our customers, and will lead to greater alignment between our structure and our strategies.”

Third Quarter 2013 Results

Revenues increased 8.4% to a record $302.7 million compared to $279.3 million in the third quarter of 2012. The increase in consolidated revenues was driven by continued growth in consumer packaged categories including re-sealable pouch products and aseptic beverages, increased demand and prices for internationally sourced organic raw materials, and higher sales volumes of industrial and food service fruit-based ingredients. Excluding the impact of a number of factors including commodity, currency and product rationalizations, revenues in SunOpta Foods increased approximately 10.4% and consolidated revenues increased approximately 8.0% versus the prior year.

Operating income1 was $9.8 million, or 3.2% of revenues, compared to $12.7 million, or 4.5% of revenues in 2012. Operating income was negatively impacted by facility start-up and expansion costs within the International Foods Group and Consumer Products Group, low sunflower processing yields and by-product values in the Grains and Foods Group, as well as Opta Minerals which continued to face cyclical weakness in both the steel and infrastructure sectors and the cost of integrating recent acquisitions.

The Company reported earnings from continuing operations of $2.9 million, or $0.04 per diluted common share, compared to earnings from continuing operations of $5.7 million, or $0.09 per diluted common share for the third quarter of 2012. Included in the results for the third quarter is a non-cash charge of approximately $1.5 million after tax, or $0.02 per diluted common share, related to an impairment of goodwill recognized in the Company’s Opta Minerals operating segment. The third quarter also included other expenses related to severance, facility restructuring and long-lived asset write-downs of approximately $0.4 million after tax, or $0.01 per diluted common share.

Excluding the goodwill impairment and other expenses, adjusted earnings from continuing operations1 in the third quarter of 2013 were $4.8 million, or $0.07 per diluted common share. In addition, earnings for the third quarter include the impact of approximately $2.6 million in pre-tax start-up, expansion and integration costs, or approximately $1.7 million after-tax and minority interest.

EBITDA1 was $15.3 million compared to $17.8 million during the third quarter of 2012.

Year-to-date 2013 Results

Revenues increased 9.2% to a record $896.7 million compared to $821.0 million in the first nine months of 2012. The increase in consolidated revenues was driven by strong demand and increased prices for organic grains and feed products, continued growth in consumer packaged categories including aseptic beverages and re-sealable pouch products, increased demand and prices for internationally sourced organic raw materials, as well as higher sales within Opta Minerals as a result of recent acquisitions. Excluding the impact of a number of factors including commodity, currency and product rationalizations, revenues in SunOpta Foods increased approximately 8.2% and consolidated revenues increased approximately 6.5% versus the prior year.

Operating income1 was $33.8 million, or 3.8% of revenues, as compared to $39.8 million, or 4.9% of revenues, in the first nine months of 2012. Operating earnings were negatively impacted by the factors previously noted related to facility start-up and expansion costs, sunflower processing yields and cyclical weakness at Opta Minerals, offset partially by improved results within the Company’s consumer products and ingredients operations.

The Company incurred a loss from continuing operations of $6.9 million, or $0.10 per common share in the first nine months of 2013, compared to earnings from continuing operations of $18.6 million, or $0.28 per diluted common share, for the first nine months of 2012. Included in the results for the first nine months of 2013 were non-cash charges of approximately $23.0 million after tax, or $0.34 per diluted common share, reflecting the write-down of the Company’s non-core investments in Mascoma and goodwill impairment at Opta Minerals, as well as severance and long-lived asset write-downs which in aggregate amount to a charge to earnings of $0.9 million after tax or $0.01 per diluted common share. After adjusting for these items, adjusted earnings from continuing operations1 in the first nine months of 2013 were $17.1 million, or $0.25 per diluted common share. In addition, earnings for the first nine months of 2013 include the impact of approximately $4.5 million in pre-tax start-up, expansion and integration costs, or approximately $2.8 million after-tax and minority interest.

EBITDA1 was $50.2 million as compared to $54.8 million during the first three quarters of 2012.

Balance Sheet

The Company’s balance sheet remains strong and at September 28, 2013 reflected a net debt to equity ratio of 0.57 to 1.00. At September 28, 2013, the Company had total debt outstanding of $191.4 million, net debt of $184.6 million, total assets of $689.1 million, shareholders’ equity of $324.4 million and a net book value of $4.88 per outstanding share.

Conference Call

The Company plans to host a conference call at 10:00 A.M. Eastern Time on Wednesday, November 6, 2013 to discuss the results for the third quarter of 2013 and recent corporate developments. After opening remarks, there will be a question and answer period. This conference call can be accessed via a link at the Company’s website at www.sunopta.com. To listen to the live call over the Internet, please go to the Company’s website at least 15 minutes early to register, download and install any necessary audio software. Additionally, the call may be accessed with the toll free dial-in number (877) 312-9198 or international dial-in number (631) 291-4622. If you are unable to listen live, the conference call will be archived and can be accessed for approximately 90 days at the Company’s website.

1See discussion of non-GAAP measures

About SunOpta Inc.

SunOpta Inc. is a leading global company focused on natural, organic and specialty foods products. The Company specializes in sourcing, processing and packaging of natural and organic food products, integrated from seed through packaged products; with a focus on strategically vertically integrated business models. The Company’s core natural and organic food operations focus on value-added grains, fiber and fruit based product offerings, supported by a global infrastructure. The Company has two non-core holdings, a 66.1% ownership position in Opta Minerals Inc., listed on the Toronto Stock Exchange, a producer, distributor, and recycler of environmentally friendly industrial materials; and a minority ownership position in Mascoma Corporation, an innovative biofuels company.

Forward-Looking Statements

Certain statements included in this press release may be considered “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation, which are based on information available to us on the date of this release. These forward-looking statements include, but are not limited to, our belief that healthy eating is a key long term global trend and that we are well positioned to capitalize on future industry growth. The terms and phrases “believe”, “look forward”, “continued”, “growing”, “leveraging” and other similar terms and phrases are intended to identify these forward looking statements. Forward looking statements are based on information available to us on the date of this release and are based on estimates and assumptions made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors the Company believes are appropriate in the circumstances including, but not limited to, general economic conditions, consumer interest in health and wellness, product pricing levels, current customer demand, planned facility and operational expansions, competitive intensity, cost rationalization and product development initiatives. Whether actual timing and results will agree with expectations and predications of the Company is subject to many risks and uncertainties including, but not limited to, global economic conditions, consumer spending patterns and changes in market trends, decreases in customer demand, potential failure of product development, working capital management and continuous improvement initiatives, availability and pricing of raw materials and supplies, potential covenant breaches under our credit facilities and other risks described from time to time under "Risk Factors" in the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q (available at www.sec.gov). Consequently all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized.

For further information, please contact:

SunOpta Inc.

Steve Bromley, CEO
Robert McKeracher, Vice President & CFO
Susan Wiekenkamp, Information Officer
Tel: 905-455-2528, ext 103
susan.wiekenkamp@sunopta.com
Website: www.sunopta.com

SunOpta Inc.
Consolidated Statements of Operations
For the quarter ended September 28, 2013 and September 29, 2012
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Quarter ended	Quarter ended
	September 28,	September 29,
	2013	2012	Change
	$	$	%

Revenues	302,723	279,339	8.4%

Cost of goods sold	271,240	246,158	10.2%

Gross profit	31,483	33,181	-5.1%

Selling, general and administrative expenses	20,678	19,395	6.6%
Intangible asset amortization	1,180	1,225	-3.7%
Other expense, net	787	264	198.1%
Goodwill impairment	3,552	-	-
Foreign exchange gain	(211)	(130)	-62.3%

Earnings from continuing operations before the following	5,497	12,427	-55.8%

Interest expense, net	1,957	2,339	-16.3%

Earnings from continuing operations before income taxes	3,540	10,088	-64.9%

Provision for income taxes	1,343	3,947	-66.0%

Earnings from continuing operations	2,197	6,141	-64.2%

Discontinued operations
Earnings from discontinued operations, net of taxes	-	112	-100.0%

Earnings	2,197	6,253	-64.9%

Earnings (loss) attributable to non-controlling interests	(716)	449	-259.5%

Earnings attributable to SunOpta Inc.	2,913	5,804	-49.8%

Earnings per share - basic
-from continuing operations	0.04	0.09
-from discontinued operations	-	-
	0.04	0.09
Earnings per share - diluted
-from continuing operations	0.04	0.09
-from discontinued operations	-	-
	0.04	0.09

SunOpta Inc.
Consolidated Statements of Operations
For the three quarters ended September 28, 2013 and September 29, 2012
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Three quarters ended	Three quarters ended
	September 28, 2013	September 29, 2012	Change
	$	$	%

Revenues	896,718	820,975	9.2%

Cost of goods sold	794,002	716,220	10.9%

Gross profit	102,716	104,755	-1.9%

Selling, general and administrative expenses	66,428	61,911	7.3%
Intangible asset amortization	3,628	3,653	-0.7%
Other expense, net	1,799	2,006	-10.3%
Goodwill impairment	3,552	-	-
Foreign exchange gain	(1,152)	(629)	-83.1%

Earnings from continuing operations before the following	28,461	37,814	-24.7%

Interest expense, net	5,885	7,480	-21.3%
Impairment loss on investment	21,495	-	-

Earnings from continuing operations before income taxes	1,081	30,334	-96.4%

Provision for income taxes	8,576	10,302	-16.8%

Earnings (loss) from continuing operations	(7,495)	20,032	-137.4%

Discontinued operations
Earnings (loss) from discontinued operations, net of taxes	(360)	517	-169.6%
Gain on sale of discontinued operations, net of taxes	-	676	-100.0%

Earnings (loss) from discontinued operations, net of income taxes	(360)	1,193	-130.2%

Earnings (loss)	(7,855)	21,225	-137.0%

Earnings (loss) attributable to non-controlling interests	(612)	1,384	-144.2%

Earnings (loss) attributable to SunOpta Inc.	(7,243)	19,841	-136.5%

Earnings (loss) per share – basic
-from continuing operations	(0.10)	0.28
-from discontinued operations	(0.01)	0.02
	(0.11)	0.30

Earnings (loss) per share – diluted
-from continuing operations	(0.10)	0.28
-from discontinued operations	(0.01)	0.02
	(0.11)	0.30

SunOpta Inc.
Consolidated Balance Sheets
As at September 28, 2013 and December 29, 2012
Unaudited
(Expressed in thousands of U.S. dollars)

	September 28, 2013	December 29, 2012
	$	$

ASSETS

Current assets
Cash and cash equivalents	6,819	6,840
Restricted cash	-	6,595
Accounts receivable	120,630	113,314
Inventories	248,887	255,738
Prepaid expenses and other current assets	16,075	20,538
Current income taxes recoverable	676	1,814
Deferred income taxes	2,377	2,653
	395,464	407,492

Investment	12,350	33,845
Property, plant and equipment	161,919	140,579
Goodwill	54,184	57,414
Intangible assets	49,139	52,885
Deferred income taxes	14,408	12,879
Other assets	1,616	2,216

	689,080	707,310

LIABILITIES

Current liabilities
Bank indebtedness	139,371	131,061
Accounts payable and accrued liabilities	110,138	128,544
Customer and other deposits	5,856	4,734
Income taxes payable	4,300	4,125
Other current liabilities	3,028	2,660
Current portion of long-term debt	46,466	6,925
Current portion of long-term liabilities	609	1,471
	309,768	279,520

Long-term debt	5,565	51,273
Long-term liabilities	4,109	5,544
Deferred income taxes	28,239	27,438
	347,681	363,775

EQUITY
SunOpta Inc. shareholders’ equity
Capital Stock	185,901	183,027
66,460,206 common shares (December 29, 2012 - 66,007,236)
Additional paid in capital	18,438	16,855
Retained earnings	117,489	124,732
Accumulated other comprehensive income	2,528	1,537
	324,356	326,151
Non-controlling interests	17,043	17,384
Total equity	341,399	343,535

	689,080	707,310

SunOpta Inc.
Consolidated Statements of Cash Flows
For the quarter ended September 28, 2013 and September 29, 2012
Unaudited
(Expressed in thousands of U.S. dollars)

	Quarter ended	Quarter ended
	September 28, 2013	September 29, 2012
	$	$

Cash provided by (used in)

Operating activities
Earnings	2,197	6,253
Earnings from discontinued operations	-	112
Earnings from continuing operations	2,197	6,141
Items not affecting cash
Depreciation and amortization	5,494	5,155
Deferred income taxes	(1,747)	(639)
Stock-based compensation	881	713
Goodwill impairment	3,552	-
Impairment of long-lived assets	310	-
Unrealized loss (gain) on derivative instruments	1,950	(3,075)
Other	(766)	432
Changes in non-cash working capital, net of businesses acquired	(1,862)	7,462
Net cash flows from operations - continuing operations	10,009	16,189
Net cash flows from operations - discontinued operations	-	313
	10,009	16,502
Investing activities
Acquisition of business, net of cash acquired	-	(11,644)
Purchases of property, plant and equipment	(10,797)	(5,709)
Decrease in restricted cash	6,495	-
Payment of contingent consideration	-	(61)
Other	342	66
Net cash flows from investing activities - continuing operations	(3,960)	(17,348)

Financing activities
Increase (decrease) in line of credit facilities	(4,928)	11,664
Borrowings under long-term debt	142	15,234
Repayment of long-term debt	(1,677)	(24,136)
Financing costs	(5)	(1,315)
Proceeds from the issuance of common shares	804	257
Other	(72)	53
Net cash flows from financing activities - continuing operations	(5,736)	1,757

Foreign exchange gain on cash held in a foreign currency	46	29

Increase in cash and cash equivalents during the period	359	940

Cash and cash equivalents - beginning of the period	6,460	3,247

Cash and cash equivalents - end of the period	6,819	4,187

SunOpta Inc.
Consolidated Statements of Cash Flows
For the three quarters ended September 28, 2013 and September 29, 2012
Unaudited
(Expressed in thousands of U.S. dollars)

	Three quarters ended	Three quarters ended
	September 28, 2013	September 29, 2012
	$	$

Cash provided by (used in)

Operating activities
Earnings (loss)	(7,855)	21,225
Earnings (loss) from discontinued operations	(360)	1,193
Earnings (loss) from continuing operations	(7,495)	20,032
Items not affecting cash
Depreciation and amortization	16,343	14,946
Deferred income taxes	(242)	3,077
Stock-based compensation	2,422	2,041
Goodwill impairment	3,552	-
Impairment of long-lived assets	310	-
Unrealized loss (gain) on derivative instruments	2,892	(1,178)
Impairment loss on investment	21,495	-
Other	(663)	1,048
Changes in non-cash working capital, net of businesses acquired	(6,847)	(1,921)
Net cash flows from operations - continuing operations	31,767	38,045
Net cash flows from operations - discontinued operations	(4,608)	(3)
	27,159	38,042
Investing activities
Acquisitions of businesses, net of cash acquired	(3,828)	(29,174)
Purchases of property, plant and equipment	(32,773)	(17,623)
Decrease in restricted cash	6,495	-
Payment of contingent consideration	(1,074)	(388)
Other	(496)	(165)
Net cash flows from investing activities - continuing operations	(31,676)	(47,350)
Net cash flows from investing activities - discontinued operations	-	12,134
	(31,676)	(35,216)
Financing activities
Increase in line of credit facilities	7,854	1,138
Borrowings under long-term debt	486	34,607
Repayment of long-term debt	(5,697)	(34,959)
Financing costs	(28)	(2,490)
Proceeds from the issuance of common shares	2,035	680
Other	(97)	24
Net cash flows from financing activities - continuing operations	4,553	(1,000)

Foreign exchange loss on cash held in a foreign currency	(57)	(17)

Increase (decrease) in cash and cash equivalents during the period	(21)	1,809

Cash and cash equivalents - beginning of the period	6,840	2,378

Cash and cash equivalents - end of the period	6,819	4,187

SunOpta Inc.
Segmented Information
For the quarter ended September 28, 2013 and September 29, 2012
Unaudited
(Expressed in thousands of U.S. dollars)

Quarter ended September 28, 2013
	SunOpta		Corporate
	Foods	Opta Minerals	Services	Consolidated
	$	$	$	$
Total revenues from external customers	267,796	34,927	-	302,723

Segment operating income (loss)	10,430	1,704	(2,298)	9,836

SunOpta Foods has the following segmented reporting:

Quarter ended September 28, 2013
	Grains and		Consumer	International	SunOpta
	Foods	Ingredients	Products	Foods	Foods
	$	$	$	$	$
Total revenues from external customers	143,051	23,962	49,318	51,465	267,796

Segment operating income	7,227	1,649	628	926	10,430

Quarter ended September 29, 2012
	SunOpta		Corporate
	Foods	Opta Minerals	Services	Consolidated
	$	$	$	$
Total revenues from external customers	246,359	32,980	-	279,339

Segment operating income (loss)	10,835	3,280	(1,424)	12,691

SunOpta Foods has the following segmented reporting:

Quarter ended September 29, 2012
	Grains and		Consumer	International	SunOpta
	Foods	Ingredients	Products	Foods	Foods
	$	$	$	$	$
Total revenues from external customers	139,917	20,273	41,636	44,533	246,359

Segment operating income (loss)	8,780	878	(544)	1,721	10,835

(Segment operating income (loss) is defined as “Earnings from continuing operations before the following” excluding the impact of “Other expense, net” and “Goodwill impairment”)

SunOpta Inc.
Segmented Information
For the three quarters ended September 28, 2013 and September 29, 2012
Unaudited
(Expressed in thousands of U.S. dollars)

Three quarters ended September 28, 2013
	SunOpta		Corporate
	Foods	Opta Minerals	Services	Consolidated
	$	$	$	$
Total revenues from external customers	788,104	108,614	-	896,718

Segment operating income (loss)	34,338	5,070	(5,596)	33,812

SunOpta Foods has the following segmented reporting:

Three quarters ended September 28, 2013
	Grains and		Consumer	International	SunOpta
	Foods	Ingredients	Products	Foods	Foods
	$	$	$	$	$
Total revenues from external customers	418,455	67,458	149,594	152,597	788,104

Segment operating income	24,251	3,601	2,508	3,978	34,338

Three quarters ended September 29, 2012
	SunOpta		Corporate
	Foods	Opta Minerals	Services	Consolidated
	$	$	$	$
Total revenues from external customers	728,449	92,526	-	820,975

Segment operating income (loss)	36,423	8,178	(4,781)	39,820

SunOpta Foods has the following segmented reporting:

Three quarters ended September 29, 2012
	Grains and		Consumer	International	SunOpta
	Foods	Ingredients	Products	Foods	Foods
	$	$	$	$	$
Total revenues from external customers	397,096	62,408	135,879	133,066	728,449

Segment operating income (loss)	27,662	2,946	(549)	6,364	36,423

(Segment operating income (loss) is defined as “Earnings from continuing operations before the following” excluding the impact of “Other expense, net” and “Goodwill impairment”)

1Non-GAAP Measures

In addition to reporting financial results in accordance with generally accepted accounting principles (“GAAP”), the Company provides information regarding Operating Income and Earnings before interest, taxes, depreciation and amortization (“EBITDA”) as additional information about its operating results, which are not measures in accordance with GAAP. The Company believes that these non-GAAP measures assist investors in comparing performance across reporting periods on a consistent basis by excluding items that are not indicative of the Company’s core operating performance. The non-GAAP measures of Operating Income and EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

The Company defines Operating Income as “Earnings from continuing operations before the following” excluding the impact of “Other expense, net” and “Goodwill impairment” and EBITDA as Operating Income plus depreciation and amortization. The following is a tabular presentation of Operating Income and EBITDA, including reconciliation to GAAP earnings, which the Company believes to be the most directly comparable GAAP financial measure:

	Quarter ended	Quarter ended
	September 28, 2013	September 29, 2012
	$	$

Earnings from continuing operations	2,197	6,141

Provision for income taxes	1,343	3,947
Interest expense, net	1,957	2,339
Other expense, net	787	264
Goodwill impairment	3,552	-
Operating income	9,836	12,691
Depreciation and amortization	5,494	5,155
Earnings before interest, taxes, depreciation and amortization (EBITDA)	15,330	17,846

	Three quarters ended	Three quarters ended
	September 28, 2013	September 29, 2012
	$	$

Earnings (loss) from continuing operations	(7,495)	20,032

Provision for income taxes	8,576	10,302
Interest expense, net	5,885	7,480
Other expense, net	1,799	2,006
Goodwill impairment	3,552	-
Impairment loss on investment	21,495	-
Operating income	33,812	39,820
Depreciation and amortization	16,343	14,946
Earnings before interest, taxes, depreciation and amortization (EBITDA)	50,155	54,766

The Company also reported Adjusted earnings from continuing operations and Adjusted earnings from continuing operations per diluted share for the quarter and three quarters ended September 28, 2013. Adjusted earnings from continuing operations and Adjusted earnings from continuing operations per diluted share are also non-GAAP financial measures. During the quarter and three quarters ended September 28, 2013, the Company recognized specific charges that we do not believe are reflective of normal business operations. We have excluded the impairment loss on our investment in Mascoma, an impairment of goodwill recognized in our Opta Minerals operating segment, as well as severance, facility restructuring and long-lived asset write-downs all reported in “Other expense, net” to arrive at Adjusted earnings from continuing operations and Adjusted earnings from continuing operations per diluted share. The following is a tabular presentation of Adjusted earnings from continuing operations and Adjusted earnings from continuing operations per diluted share, including a reconciliation to GAAP Earnings (loss) attributable to SunOpta Inc. and GAAP Earnings (loss) attributable to SunOpta Inc. on a per diluted share basis, which the Company believes to be the most directly comparable GAAP financial measures.

Following is a calculation of our Adjusted earnings from continuing operations and Adjusted earnings from continuing operations per diluted share for the quarter and three quarters ended September 28, 2013.

		Adjusted earnings
	Quarter ended	per diluted share
	September 28, 2013	for the quarter
	$	$

Earnings attributable to SunOpta Inc.	2,913	0.04

Adjusted for:
Goodwill impairment (net of taxes of $1,252 and non-controlling interest of $780)	1,520	0.02
Other expense, net (net of taxes of $272 and non-controlling interest of $109)	406	0.01

Adjusted earnings from continuing operations	4,839	0.07

		Adjusted earnings
		per diluted share
	Three Quarters ended	for the three
	September 28, 2013	quarters
	$	$

Loss attributable to SunOpta Inc.	(7,243)	(0.11)
Loss from discontinued operations, net of taxes	(360)	(0.01)
Loss from continuing operations attributable to SunOpta Inc.	(6,883)	(0.10)

Adjusted for:
Impairment loss on Mascoma investment	21,495	0.32
Goodwill impairment (net of taxes of $1,252 and non-controlling interest of $780)	1,520	0.02
Other expense, net (net of taxes of $557 and non-controlling interest of $292)	950	0.01

Adjusted earnings from continuing operations	17,082	0.25